Exhibit 99.2
Hibernia Homestead Bancorp, Inc.
Dear Member:
The Board of Directors of Hibernia Homestead Bank has voted unanimously in favor of a plan of conversion whereby Hibernia Homestead Bank will convert from the mutual form to the stock form of organization. We are converting so that Hibernia Homestead Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.
To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion is approved, let me assure you that:
•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.
As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Hibernia Homestead Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Hibernia Homestead Bank and Hibernia Homestead Bancorp, Inc.
If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Hibernia Homestead Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Hibernia Homestead Bancorp, Inc. conversion center located at 325 Carondelet St., New Orleans, LA 70130. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Hibernia Homestead Bancorp, Inc. no later than _:00 p.m., Central time, on                     day,                                           , 2008. Please read the prospectus carefully before making an investment decision.
If you have any questions after reading the enclosed material, please call our conversion center at                     -                    -                    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.
Sincerely,
A. Peyton Bush, III
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Hibernia Homestead Bancorp, Inc.
Dear Member:
The Board of Directors of Hibernia Homestead Bank has voted unanimously in favor of a plan of conversion whereby Hibernia Homestead Bank will convert from the mutual form to the stock form of organization. We are converting so that Hibernia Homestead Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.
To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion is approved let me assure you that:
•	deposit accounts will continue to be federally insured to the fullest extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.
We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Hibernia Homestead Bancorp, Inc. or (2) an agent of Hibernia Homestead Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.
If you have any questions after reading the enclosed material, please call our conversion center at                     -                    -                    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.
Sincerely,
A. Peyton Bush, III
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Hibernia Homestead Bancorp, Inc.
Dear Friend of Hibernia Homestead Bank:
The Board of Directors of Hibernia Homestead Bank has voted unanimously in favor of a plan of conversion whereby Hibernia Homestead Bank will convert from the mutual form to the stock form of organization. We are converting so that Hibernia Homestead Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.
As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Hibernia Homestead Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Hibernia Homestead Bank and Hibernia Homestead Bancorp, Inc.
If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Hibernia Homestead Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Hibernia Homestead Bancorp, Inc. conversion center located at 325 Carondelet St., New Orleans, LA 70130. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Hibernia Homestead Bancorp, Inc. no later than _:00 p.m., Central time, on                     day,                                           , 2008. Please read the prospectus carefully before making an investment decision.
If you have any questions after reading the enclosed material, please call our conversion center at                     -                    -                    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.
Sincerely,
A. Peyton Bush, III
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Hibernia Homestead Bancorp, Inc.
Dear Potential Investor:
We are pleased to provide you with the enclosed material in connection with the stock offering by Hibernia Homestead Bancorp, Inc. We are raising capital to support Hibernia Homestead Bank’s future growth.
This information packet includes the following:
PROSPECTUS: This document provides detailed information about the operations of Hibernia Homestead Bank and the proposed stock offering by Hibernia Homestead Bancorp, Inc. Please read it carefully before making an investment decision.
STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Hibernia Homestead Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Hibernia Homestead Bancorp, Inc. conversion center located at 325 Carondelet St., New Orleans, LA 70130. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Hibernia Homestead Bancorp, Inc. no later than _:00 p.m., Central time, on                     day,                                            , 2008. Please read the prospectus carefully before making an investment decision.
We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our conversion center at                     -                    -                    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.
Sincerely,
A. Peyton Bush, III
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]
Dear Customer of Hibernia Homestead Bank:
At the request of Hibernia Homestead Bank and its holding company, Hibernia Homestead Bancorp, Inc., we have enclosed material regarding the offering of common stock of Hibernia Homestead Bancorp, Inc. The material is offered in connection with the conversion of Hibernia Homestead Bank from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Hibernia Homestead Bancorp, Inc.
Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Hibernia Homestead Bancorp, Inc., by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Hibernia Homestead Bancorp, Inc. conversion center located at 325 Carondelet St., New Orleans, LA 70130. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Hibernia Homestead Bancorp, Inc. no later than _ :00 p.m., Central time, on                      day,                                          , 2008.
If you have any questions after reading the enclosed material, please call the conversion center at                     -                    -                    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time, and ask for a Sandler O’Neill representative.
We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.
Sandler O’Neill & Partners, L.P.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc. the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
Enclosures

[cover page]
Questions & Answers About the Conversion
Hibernia Homestead Bancorp, Inc.
Questions & Answers
About the Conversion
The Boards of Directors of Hibernia Homestead Bank and Hibernia Homestead Bancorp, Inc. have voted unanimously in favor of a plan of conversion whereby Hibernia Homestead Bank will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Hibernia Homestead Bank at a special meeting of members. In connection with the conversion, Hibernia Homestead Bank’s new holding company, Hibernia Homestead Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering.
Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.
Your Board of Directors urges you to vote “FOR” the conversion and return your proxy today.
Effect on Deposits and Loans
Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.
About Voting
Q.	Who is eligible to vote on the conversion?

Depositors of Hibernia Homestead Bank as of the close of business on , 2008 (the “Voting Record Date”) who continue to be depositors as of , 2008 are eligible to vote at the special meeting of members of Hibernia Homestead Bank.

Q.	How do I vote?

A.	You may vote by mailing your signed proxy card(s) in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of members to be held on , 2008, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?

A.	No. Depositor members are not required to vote. However, because the conversion will produce a fundamental change in Hibernia Homestead Bank’s corporate structure, the Board of Directors encourages all members to vote.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Hibernia Homestead Bancorp, Inc.?

A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of Hibernia Homestead Bancorp, Inc.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who must sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.
About The Common Stock
Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.
Q.	Who can purchase stock?

A.	The common stock of Hibernia Homestead Bancorp, Inc. will be offered in the subscription offering in the following order of priority:
1)	Eligible Account Holders — depositors with a minimum of $50 on deposit at Hibernia Homestead Bank as of March 31, 2007;

2)	Hibernia Homestead Bancorp, Inc.’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders — depositors with a minimum of $50 on deposit at Hibernia Homestead Bank as of , 2008; and

4)	Other Members — Hibernia Homestead Bank’s voting members as of , 2008.
Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.
Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with Hibernia Homestead Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Hibernia Homestead Bancorp, Inc. is offering for sale a maximum of 1,437,500 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Hibernia Homestead Bancorp, Inc. may increase the maximum and sell up to 1,653,125 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $200,000 (20,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $300,000 (30,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Hibernia Homestead Bancorp, Inc., by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Hibernia Homestead Bancorp, Inc. conversion center located at 325 Carondelet St., New Orleans, LA 70130. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Hibernia Homestead Bancorp, Inc. no later than _:00 p.m., Central time, on day, , 2008. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Hibernia Homestead Bank. Checks and money orders must be made payable to Hibernia Homestead Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Hibernia Homestead Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Hibernia Homestead Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Hibernia Homestead Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Hibernia Homestead Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Hibernia Homestead Bancorp, Inc. no later than : p.m., Central time on day, , 2008.

Q.	Can I subscribe for shares using funds in my IRA at Hibernia Homestead Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Hibernia Homestead Bank. To use such funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of such funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our conversion center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Hibernia Homestead Bank’s passbook savings rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	We have not determined whether we will pay a dividend on the common stock. After the offering, we may consider a policy of paying regular cash dividends.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to be quoted on the OTC Bulletin Board.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn unless the offering is extended beyond ______ ___, 2008.
Additional Information
Q.	What if I have additional questions or require more information?

A.	Hibernia Homestead Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our conversion center at - - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time. Additional material may only be obtained from the conversion center.
To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Hibernia Homestead Bancorp, Inc.
Dear Member:
As a follow-up to our recent mailing, this is to remind you that your vote is very important.
The Board of Directors of Hibernia Homestead Bank has voted unanimously in favor of a plan of conversion whereby Hibernia Homestead Bank will convert from the mutual form to the stock form of organization. We are converting so that Hibernia Homestead Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.
To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion is approved, let me assure you that:
•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.
If you have any questions after reading the enclosed material, please call our conversion center at                     -                    -                    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.
Sincerely,
A. Peyton Bush, III
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST
Logo
WE NEED YOUR VOTE
Dear Member of Hibernia Homestead Bank:
Your vote on our plan of conversion has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.
Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and urges you to vote in favor of the conversion. Your deposit accounts or loans with Hibernia Homestead Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.
A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our conversion center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.
Sincerely,
A. Peyton Bush, III
President and Chief Executive Officer
If you have more than one account, you may receive more than one proxy.
Please vote today by returning all proxy cards received.

Hibernia Homestead Bank
LOGO
Please Support Us
Vote Your Proxy Card Today
If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Hibernia Homestead Bancorp, Inc.
                    , 2008
Dear                     :
The Boards of Directors of Hibernia Homestead Bank and Hibernia Homestead Bancorp, Inc. have voted unanimously in favor of a plan of conversion, whereby Hibernia Homestead Bank will convert from the mutual to the stock form of organization.
To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___at ___:00 ___.___, Central time.
A member of our staff will be calling to confirm your interest in attending the meeting.
If you would like additional information regarding the meeting or our conversion, please call our conversion center at ___-___-___, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Central time.
Sincerely,
A. Peyton Bush, III
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
(Printed by Conversion Center)

Hibernia Homestead Bancorp, Inc.
                    , 2008
Dear Subscriber:
We hereby acknowledge receipt of your order for shares of Hibernia Homestead Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.
At this time, we cannot confirm the number of shares of Hibernia Homestead Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.
If you have any questions, please call our conversion center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.
Hibernia Homestead Bancorp, Inc.
Conversion Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Conversion Center)

Hibernia Homestead Bancorp, Inc.
                    , 2008
Dear Shareholder:
Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.
The closing of the transaction occurred on ______ ___, 2008; this is your stock purchase date. Trading is expected to commence on the OTC Bulletin Board under the symbol “XXXX” on ______ ___, 2008.
Thank you for your interest in Hibernia Homestead Bancorp, Inc. Your stock certificate will be mailed to you shortly.
Hibernia Homestead Bancorp, Inc.
Conversion Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Conversion Center)

Hibernia Homestead Bancorp, Inc.
                    , 2008
Dear Interested Investor:
We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.
We appreciate your interest in Hibernia Homestead Bancorp, Inc. and hope you become an owner of our stock in the future. Trading is expected to commence on the OTC Bulletin Board under the symbol “XXXX” on ______ ___, 2008.
Hibernia Homestead Bancorp, Inc.
Conversion Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc. the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Conversion Center)

Hibernia Homestead Bancorp, Inc.
                    , 2008
Welcome Shareholder:
We are pleased to enclose your stock certificate representing your shares of common stock of Hibernia Homestead Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:
xxxxxx
Attention: xxxx
Street
City, State Zipcode
1 (800) xxx-xxxx
email: xxxx@xxxx.com
Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.
On behalf of the Board of Directors, officers and employees of Hibernia Homestead Bancorp, Inc., I thank you for supporting our offering.
Sincerely,
A. Peyton Bush, III
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Conversion Center)

Hibernia Homestead Bancorp, Inc.
                    , 2008
Dear Interested Subscriber:
We regret to inform you that Hibernia Homestead Bank and Hibernia Homestead Bancorp, Inc., the holding company for Hibernia Homestead Bank, did not accept your order for shares of Hibernia Homestead Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion, which gives Hibernia Homestead Bank and Hibernia Homestead Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.
If your subscription was paid for by check, enclosed is your original check.
Hibernia Homestead Bancorp, Inc.
Conversion Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Conversion Center)

Sandler O’Neill & Partners, L. P.
                    , 2008
To Our Friends:
We are enclosing material in connection with the stock offering by Hibernia Homestead Bancorp, Inc., the proposed holding company for Hibernia Homestead Bank. Hibernia Homestead Bancorp, Inc. is raising capital to support Hibernia Homestead Bank’s future growth.
Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at _:___ p.m., Central time, on ______ ___, 2008. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.
Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.
Sandler O’Neill & Partners, L.P.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
(Printed by Sandler O’Neill)